Exhibit 10.25

AMENDMENT NO. 1 TO THE COMMERCIALIZATION AGREEMENTS

Animas Corporation, a Delaware Corporation, having a principal place of business at 200 Lawrence Drive, West Chester, PA 19380 (“Animas”) and DexCom, Inc., a Delaware corporation, having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”), are parties to the Commercialization Agreement dated July 31, 2008 (the “US Commercialization Agreement”) and the OUS Commercialization Agreement dated January 12, 2009 (the “OUS Commercialization Agreement”). Capitalized terms not defined in this Amendment No. 1 to the Commercialization Agreements (the “Amendment”) shall have the meanings given to them in the US Commercialization Agreement or OUS Commercialization Agreement, as applicable.

WHEREAS, simultaneously herewith, the parties are entering into an amendment to their Amended and Restated Joint Development Agreement dated January 12, 2009 (as amended, the “Joint Development Agreement”) in order to conduct some additional development work on the Hybrid Transmitter (as defined in the Joint Development Agreement and hereinafter the “Hybrid Transmitter”); and

WHEREAS, the parties desire to amend each of the US Commercialization Agreement and the OUS Commercialization Agreement in order to reflect certain changes related to the Hybrid Transmitter as well as other commercial matters;

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties agree as follows:

1. Changes to Definitions:

(a) The definition of “Transmitter” in both the US Commercialization Agreement and the OUS Commercialization Agreement is hereby amended to include, without limitation, the Hybrid Transmitter.

(b) The definitions of “Embedded System,” “Sensor,” “Software” and “Transmitter in the US Commercialization Agreement are hereby amended to add the following text at the end of such definitions: “, including any improvements and successor products included as part of the Integrated System pursuant to Section 2 of the Joint Development Agreement.”

(c) The definition of “Enabled Pump” in the US Commercialization Agreement is hereby amended to add the following text at the end of such definition: “, and each future insulin pump system, if any, developed by Animas for use as part of an Integrated System.”

(d) The definition of “Integrated System” in the US Commercialization Agreement is hereby amended to add the following text at the end of the first sentence of such definition: “and any future such system developed under the Joint Development Agreement.”

2. The second sentence of Section 2.02(a) of the US Commercialization Agreement is hereby amended and restated in its entirety as follows: “For the avoidance of doubt, the license granted by this Section 2.02(a) shall extend during the term of this Agreement and shall survive any

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termination of this Agreement until such time as (i) Animas decides, in its sole discretion, to discontinue marketing and sales of the Enabled Pump (or successor product) and (ii) Animas fulfills all customer service and warranty obligations with respect to such Enabled Pumps.”

3. The US Commercialization Agreement is hereby amended to add a new section 2.05 as follows:

“2.05 Hybrid Transmitter Exclusivity. Without the prior written consent of Animas, DexCom shall not, directly or indirectly, sell or provide any rights (including by means of a license) to the Hybrid Transmitter or any derivative transmitter product utilizing [*****] to any third party or its Affiliates (including any third party that may acquire all or part of DexCom’s business) that makes or sells devices in the Territory that are capable of delivering insulin continuously and subcutaneously.”

4. The OUS Commercialization Agreement is hereby amended to add a new section 2.04 as follows:

“2.04 Hybrid Transmitter Exclusivity. Without the prior written consent of Animas, DexCom shall not, directly or indirectly, sell or provide any rights (including by means of a license) to the Hybrid Transmitter or any derivative transmitter product utilizing [*****] to any third party or its Affiliates (including any third party that may acquire all or part of DexCom’s business) that makes or sells devices in the Territory that are capable of delivering insulin continuously and subcutaneously. Nothing in this Section 2.04 shall limit any of DexCom’s obligations under Section 2.01(e).”

5. Sections 5.01(a) and (c) of the US Commercialization Agreement are hereby amended and restated in their entirety as follows:

“(a) Each party shall determine in its sole discretion whether the Integrated System shall be launched commercially in the Territory. If the parties disagree, they will refer the disagreement to the President of Animas and the President and CEO of DexCom for discussion. If such officers are not able to reach an agreement within [*****]of the referral to them of the disagreement, neither party will be obligated to launch the Integrated System in the Territory. If the parties agree upon the commercial launch of the Integrated System in the Territory, the Commercialization Steering Committee will be responsible for selecting the Commercial Launch Date. Notwithstanding the foregoing, if Animas desires to launch the Integrated System in the Territory and DexCom does not, then, subject to Animas’ fulfillment of its financial responsibilities under Section 3.2 of the Joint Development Agreement, Animas may proceed with such launch, and DexCom shall use its commercially reasonable efforts to support such launch throughout the Term of this Commercialization Agreement, including by supplying Sensors and Transmitters to users of the Integrated System and otherwise fulfilling its obligations under this Commercialization Agreement.”

“(c) DexCom shall be solely responsible for the sales of the Starter Kits, Sensors and Transmitters and shall determine the pricing of the Sensors and Transmitters in its sole discretion. Notwithstanding the foregoing, the Commercialization Steering Committee may establish a framework under which the Animas sales organization shall distribute the

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Transmitter. The pricing of the Starter Kits shall be determined in accordance with Section 3.03. DexCom shall determine in its sole discretion and in accordance with its normal business practices the amount of resources that it shall expend on sales activities for Integrated System (subject to the obligation to support the commercial launch of the Integrated System in accordance with Section 5.01(a)). Following the commercial launch of the Integrated System, DexCom shall make Sensors available for sale to purchasers of the Integrated System that are compatible with the Hybrid Transmitter for a period beginning on such launch and lasting [*****] (unless DexCom agrees to a longer period) following the first commercial sale of DexCom’s first Transmitter released subsequently to the Hybrid Transmitter (“Next-Gen Transmitter”); provided, that if the Next-Gen Transmitter has not been launched prior to the expiration or termination of this Commercialization Agreement, then DexCom shall make Sensors available for sale to purchasers of the Integrated System for a period of [*****] (unless DexCom agrees to a longer period) from the date of expiration or termination (such period of Sensor supply being the “Sensor Supply Period”). For the avoidance of doubt, the supply obligation set forth in the immediately prior sentence shall survive any expiration or termination of this Agreement.”

6. Section 5.01(a) of the OUS Commercialization Agreement is hereby amended to add the following text at the end:

“Following the commercial launch of the Integrated System, DexCom shall supply Sensors that are compatible with the Hybrid Transmitter for a period beginning on such launch and lasting [*****] (unless DexCom agrees to a longer period) following the first commercial sale of DexCom’s Next-Gen Transmitter; provided, that if the Next-Gen Transmitter has not been launched prior to the expiration or termination of this Commercialization Agreement, then DexCom shall supply such Sensors for a period of [*****] (unless DexCom agrees to a longer period) from the date of expiration or termination (such period of Sensor supply being the “Sensor Supply Period”). For the avoidance of doubt, the supply obligation set forth in the immediately prior sentence shall survive any expiration or termination of this Agreement.”

7. Section 6.06 of the US Commercialization Agreement is hereby amended to add the following text at the end:

“The parties’ obligations under the Quality Agreement shall survive termination of this Agreement to the extent necessary to allow each party to fulfill any post-termination customer service, warranty and regulatory obligations with respect to the Integrated System, and they shall reasonably cooperate with one another to allow each such party to fulfill such obligations, including by providing any information reasonably requested by a party. In addition, following termination of this Agreement, DexCom will continue to perform its regulatory obligations regarding the Integrated System such that Animas is able to continue to sell and promote the Enabled Pump. DexCom shall also prepare and file, at Animas’ expense, all required PMA supplements modifying the Integrated System as approved at the time of termination of this Agreement solely to accommodate changes affecting the safety and efficacy of the Enabled Pump (as opposed to feature changes).”

8. Section 6.06 of the OUS Commercialization Agreement is hereby amended to add the following text at the end:

“The parties’ obligations under the Quality Agreement shall survive termination of this Agreement to the extent necessary to allow each party to fulfill any post-termination customer service, warranty and regulatory obligations with respect to the Integrated System, and they shall reasonably cooperate with one another to allow each such party to fulfill such obligations, including by providing any information reasonably requested by a party. In addition, following termination of this Agreement, DexCom will continue to perform its regulatory obligations regarding the Integrated System such that Animas is able to continue to sell and promote the Enabled Pump. DexCom shall also prepare and file, at Animas’ expense, all required regulatory amendments modifying the Integrated System as approved at the time of termination of this Agreement solely to accommodate changes affecting the safety and efficacy of the Enabled Pump (as opposed to feature changes).”

9. Article 10 of the US Commercialization Agreement is hereby amended and restated in its entirety as follows:

“The initial term of this Commercialization Agreement shall commence upon execution and extend for 3 years (the “Initial Term”) from the Commercial Launch Date, but no later than 3 years after December 31, 2010. At the end of the fourth year of the Initial Term, an additional year shall be added to the Term, unless either party gives the other party written notice prior to that date that it intends to terminate this Commercialization Agreement at the end of the Initial Term. Thereafter, a year shall automatically be added to the end of the then current Term at such date as is one year prior to the end of the then current term, unless either party gives the other party written notice by such date that it desires to terminate this Commercialization Agreement at the end of such Term. The Initial Term along with any extensions shall be referred to in this Commercialization Agreement as the “Term.””

10. Article 10 of the OUS Commercialization Agreement is hereby amended and restated in its entirety as follows:

“The initial term of this Commercialization Agreement shall commence upon execution and extend for 3 years (the “Initial Term”) from the Commercial Launch Date, but no later than 3 years after December 31, 2010. At the end of the fourth year of the Initial Term, an additional year shall be added to the Term, unless either party gives the other party written notice prior to that date that it intends to terminate this Commercialization Agreement at the end of the Initial Term. Thereafter, a year shall automatically be added to the end of the then current Term at such date as is one year prior to the end of the then current term, unless either party gives the other party written notice by such date that it desires to terminate this Commercialization Agreement at the end of such Term. The Initial Term along with any extensions shall be referred to in this Commercialization Agreement as the “Term.””

11. The first sentence of Section 11.05(b) of the US Commercialization Agreement is hereby amended and restated in its entirety as follows:

“On expiration or termination of this Agreement, Animas shall be permitted to sell and promote Enabled Pumps that bear the DexCom Trademarks until the end of the Sensor Supply Period.”

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12. The first sentence of Section 11.05(b) of the OUS Commercialization Agreement is hereby amended and restated in its entirety as follows:

“On expiration or termination of this Agreement, Animas shall be permitted to sell and promote: (i) Enabled Pumps that bear the DexCom Trademarks until the end of the Sensor Supply Period and (ii) Sensors and Transmitters that bear the DexCom Trademarks for a period of [*****] (or such longer period as the Commercialization Steering Committee may agree upon).”

13. Section 18.06 of the US Commercialization Agreement is hereby amended by adding the following sentence at the end:

“Subject to the foregoing sentence, this Commercialization Agreement shall bind and inure to the benefit of the parties hereto and each of their respective successors and assigns.”

14. Section 18.12 of the US Commercialization Agreement is hereby amended by adding Section 3.04 to the list of sections that survive termination.

15. Other than as expressly modified by this Amendment No. 1, the US Commercialization Agreement and the OUS Commercialization Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by duly authorized officers or representatives as of the date first above written.

DEXCOM, INC.		ANIMAS CORPORATION

By:	/s/ Steven R. Pacelli	By:	/s/ Eric Schwartz

Print Name:	Steven R. Pacelli	Print Name:	Eric Schwartz

Title:	Chief Administrative Officer	Title:	V.P. & General Counsel

Date:	July 30, 2009	Date:	July 30, 2009